As filed with the Securities and Exchange Commission on September 9, 2003

Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3542950
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Market @ The Landmark
San Francisco, California 94105
(415) 247-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Office)

JAMES POTTER, ESQ.
General Counsel and Secretary
One Market @ The Landmark
San Francisco, California 94105
(415) 247-3000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

DOUGLAS D. SMITH, ESQ	STEPHANIE TSACOUMIS, ESQ
Gibson, Dunn & Crutcher LLP	Gibson, Dunn & Crutcher LLP
One Montgomery Street	1050 Connecticut Avenue, NW
San Francisco, California 94104	Washington, DC 20036
(415) 393-8300	(202) 955-8500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share(1)	Price(1)	Registration Fee

Common Stock, par value $.01 per share	24,341,385 shares	$9.04	$220,046,120	$17,801.73

(1)	Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price of shares have been determined on the basis of the average of the high and low prices of the Common Stock on September 4, 2003, as reported by the New York Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities in reliance on this prospectus until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 9, 2003

PROSPECTUS

24,341,385 Shares
Del Monte Foods Company
Common Stock

     This prospectus relates to the resale of shares of common stock by the selling stockholders named in this prospectus. The selling stockholders will receive all of the proceeds from any sales. We will not receive any of the proceeds.

     The selling stockholders may sell the shares of common stock at various times and in various types of transactions, including: block transactions; directly to purchasers or through agents, brokers, dealers or underwriters; and sales “at the market” to or through a market maker or into an existing trading market or otherwise. Sales not covered by this prospectus may also be made pursuant to Rule 144 or another applicable exemption under the Securities Act of 1933. Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares.

     The selling stockholders will pay all brokerage fees and commissions and similar expenses. Under the terms of a stockholder rights agreement between the selling stockholders and us, we are required to pay legal, accounting and other expenses relating to the registration of the shares with the Securities and Exchange Commission.

     Our common stock is listed on the New York Stock Exchange and Pacific Exchange under the symbol “DLM.” On September 4, 2003, the last reported sale price of our common stock on the New York Stock Exchange was $9.00.

     You should carefully consider the risk factors on page 2 of this prospectus before purchasing any of the securities being offered by this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Del Monte Foods Company
One Market @ The Landmark
San Francisco, CA 94119-3575
(415) 247-3000

The date of this prospectus is                    , 2003.

RISK FACTORS
FORWARD-LOOKING STATEMENTS
DEL MONTE FOODS COMPANY
USE OF PROCEEDS
THE SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
Exhibit 5.1
Exhibit 23.2
Exhibit 23.3

     You should rely only on the information contained in this prospectus or any supplement. No one is authorized to provide you with information different from that which is contained in or incorporated by reference into this prospectus. This prospectus does not offer to sell or ask for offers to buy any shares of common stock other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any shares of common stock in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

RISK FACTORS

     Investing in our common stock involves risks. To better understand the risks involved in an investment in our common stock, before deciding whether to purchase any of our common stock, please carefully read the risks set forth under the caption “Factors That May Affect Our Future Results and Stock Price” in our Annual Report on Form 10-K for the year ended April 27, 2003, which are incorporated into this prospectus by reference, and the risks described in the other documents incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

     This prospectus, including information incorporated into this document by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements, and are contained throughout this prospectus, including under the sections entitled “Del Monte Foods Company” and “Risk Factors,” and in the information incorporated into this prospectus by reference. These statements are based on our plans, estimates and projections at the time we make the statements, and you should not place undue reliance on them. In some cases, you can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms.

     Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in or suggested by any forward-looking statement. These factors include, among others:

•	the success of the integration of the businesses we acquired from H.J. Heinz Company, which we refer to as the acquired businesses in this prospectus as further described below, in a timely and cost-effective manner;

•	the risk that we may incur liabilities as a result of the acquisition of the acquired businesses that are currently unknown;

•	costs related to the acquisition and integration of the acquired businesses;

•	the actions of the U.S., foreign and local governments;

•	general economic and business conditions;

•	weather conditions;

•	energy costs and availability;

•	crop yields;

•	competition, including pricing and promotional spending levels by competitors;

•	raw material cost and availability;

•	fish availability and pricing;

•	high leverage;

•	product liability claims;

•	changes in or the failure or inability to comply with, governmental regulations, including environmental regulations;

•	foreign currency exchange and interest rate fluctuations;

•	the loss of significant customers or a substantial reduction in orders from these customers;

•	timely introduction and market acceptance of new products;

•	changes in business strategy or development plans;

•	availability, terms and deployment of capital;

•	ability to increase prices;

•	disruption in relationships with our employees;

•	industry trends, including changes in buying and inventory practices by customers;

•	production capacity constraints; and

•	other economic, business, competitive and/or regulatory factors affecting our operations, including those set forth in this document under the caption “Risk Factors,” those set forth in our Annual Report on Form 10-K for the fiscal year ended April 27, 2003 under the caption “Factors that May Affect Our Future Results and Stock Price” and those described from time to time in our other filings with the SEC.

     All forward-looking statements contained in or incorporated by reference into this prospectus are qualified by these cautionary statements and are made only as of the date of this prospectus. We undertake no obligation, other than as required by law, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Del Monte, Contadina, StarKist, S&W, SunFresh, Fruit Cup, Fruit Naturals, Orchard Select, Tropical Select, Kibbles ‘n Bits, 9Lives, Pup-Peroni, and College Inn, among others, are our registered or unregistered trademarks.

DEL MONTE FOODS COMPANY

     Del Monte Foods Company is one of the country’s largest and most well known producers, distributors and marketers of premium quality, branded and private label food and pet products for the U.S. retail market, generating approximately $2.2 billion in net sales in fiscal 2003. Our leading food brands include Del Monte, StarKist, Contadina, S&W and College Inn and other brand names, and our pet food and pet snacks brands include 9Lives, Kibbles ‘n Bits, Pup-Peroni and Pounce. Our products are sold nationwide, in all channels serving retail markets, as well as to the U.S. military, certain export markets, the foodservice industry and other food processors. We utilize 16 production facilities and 18 distribution centers in the United States and have additional operating facilities in Ecuador, American Samoa, Canada and Venezuela. Through strategic acquisitions, we have expanded our product offerings, further penetrated grocery chains, club stores, supercenters and mass merchandisers; improved market share; and leveraged our manufacturing capabilities.

     We believe our diversified, multi-category product line provides us with a competitive advantage in selling to the retail grocery industry. We sell our products in the U.S. retail dry grocery market primarily through grocery chains, club stores, supercenters and mass merchandisers. Our long-term relationships with our customers allow them to rely on our continuity of supply and our value-added services, such as our category and inventory management programs, which enable our customers to more effectively manage their inventory and business.

     For more information about our business please refer to the information under the caption “Business” in our Annual Report on Form 10-K for the year ended April 27, 2003.

The Merger

     On December 20, 2002, we completed the acquisition of certain businesses of H.J. Heinz Company, which we refer to as Heinz in this prospectus, including Heinz’s U.S. and Canadian pet food and pet snacks, North American tuna, U.S. retail private label soup, and U.S. infant feeding businesses, which we refer to as the acquired businesses in this prospectus. The acquired businesses include brand names, such as StarKist, College Inn, 9Lives, Kibbles ‘n Bits, Pounce and Pup-Peroni.

     The acquisition was completed pursuant to a separation agreement dated as of June 12, 2002, between Heinz and SKF Foods Inc., then a wholly-owned subsidiary of Heinz and which we refer to as SKF in this prospectus, and an agreement and plan of merger dated as of June 12, 2002, by and among us, Heinz, SKF and our wholly-owned subsidiary, Del Monte Corporation, which we refer to as DMC in this prospectus for periods before the merger. Under the terms of the separation agreement, Heinz transferred the acquired businesses to SKF and distributed all of the issued and outstanding shares of SKF common stock on a pro rata basis to the holders of record of the outstanding common stock of Heinz on December 19, 2002. We refer to these transactions as the spin-off. Under the terms of the agreement and plan of merger, DMC merged with and into SKF, with SKF being the surviving corporation and becoming our new wholly-owned subsidiary. We refer to this transaction as the merger. In connection with the merger, each share of SKF common stock was converted into 0.4466 shares of our common stock. We issued 156.9 million shares of our common stock as a result of the merger. Immediately following the merger, SKF, as our new wholly-owned subsidiary, changed its name to “Del Monte Corporation.”

     The merger has been accounted for as a reverse acquisition in which SKF is treated as the acquirer and DMC the acquiree, primarily because Heinz shareholders owned a majority, approximately 74.5 percent, of our common stock upon completion of the merger. The historical financial statements of SKF, which reflect the operations of the acquired businesses while under the management of Heinz, became our historical financial statements as of the completion of the merger. Our consolidated financial statements reflect the combined operations of SKF and DMC businesses for periods after December 20, 2002, and reflect solely the operations of SKF for periods prior to December 20, 2002.

Recent Developments

     In connection with the merger, we assumed the defense of an action brought by Purebred Company, Inc., in the U.S. District Court for the District of Colorado on March 30, 2000. On July 25, 2003, we entered into a full and final settlement of this matter and paid the plaintiff the sum of $5.74 million. Settlement of this action did not have a material effect on our results of operations for the fiscal quarter ended July 27, 2003.

     While we continually review our options with respect to a possible refinancing of all or a portion of our debt, we are not actively pursuing any specific refinancing proposal at this time.

USE OF PROCEEDS

     The selling stockholders are offering all of the shares of common stock covered by this prospectus. We will not receive any proceeds from the sale of the shares.

THE SELLING STOCKHOLDERS

     The following table shows information provided by the selling stockholders about the beneficial ownership of common stock of the selling stockholders before and after the offering covered by this prospectus. The selling stockholders may from time to time offer and sell, all or some portion of the common stock listed below; as a result, no estimate can be given as to the amount of common stock that will be held by the selling stockholders upon consummation of any sales. Percentages are based on the number of shares outstanding on July 31, 2003. Figures representing shares owned after the offering assume that all shares offered will be sold.

	Shares Beneficially Owned		Shares Beneficially Owned
	Prior to the Offering		After the Offering

Name and Address of Beneficial Owner	Number	Percent	Number		Percent

TPG Partners, L.P.	22,135,425	10.6%	–	(a)	–	(a)
301 Commerce Street, Suite 3300 Ft. Worth, TX 76102

TPG Parallel I, L.P.	2,205,960	1.1	–	(a)	–	(a)
301 Commerce Street, Suite 3300 Ft. Worth, TX 76102

(a)	After the offering, based on shares held and outstanding on July 31, 2003, TPG GenPar, L.P., the sole general partner of each of TPG Partners, L.P. and TPG Parallel I, L.P., will own 2,119 shares delivered to TPG GenPar, L.P. for services provided by William S. Price, III, as a member of our board of directors in fiscal 2003. These shares represent less than 1% of the shares of Del Monte Foods Company outstanding on July 31, 2003.

     TPG Partners, L.P. and TPG Parallel I, L.P. are entities affiliated with Texas Pacific Group, a private investment group, and William S. Price, III, who has been a member of our board of directors since August 1997. Mr. Price is a shareholder and director of TPG Advisors, Inc., the sole general partner of TPG GenPar, L.P., which is the sole general partner of each of TPG Partners, L.P. and TPG Parallel I, L.P. Compensation earned by Mr. Price as a director of our company, excluding options, is paid to TPG GenPar, L.P. With respect to services provided by Mr. Price in fiscal 2003, Mr. Price earned $23,000 in cash and 2,119 shares of our common stock and received an option to purchase 15,000 shares of our common stock. This option was granted under the Del Monte 2002 Stock Incentive Plan and has an exercise price of $8.71 per share. With respect to services provided by Mr. Price in fiscal 2004, as of August 21, 2003, Mr. Price has earned $10,750 in cash and 1,013 shares of our common stock.

     In connection with the acquisition of the acquired businesses from Heinz and the related merger, the selling stockholders entered into a Stockholder Rights Agreement with us. The Stockholder Rights Agreement replaced a prior registration rights agreement between the selling stockholders and us, which terminated upon completion of the merger. Under the terms of the Stockholder Rights Agreement, the selling stockholders have the right, subject to certain restrictions, to demand that we file up to two registration statements to register the resale of the 24,341,385 shares of our common stock owned by them or other securities which may be issued or distributed in respect of this common stock. We are required to use commercially reasonable efforts to effect the registration of the shares. In addition, subject to customary limitations, the selling stockholders have the right to cause us to use commercially reasonable efforts to include their shares of common stock in other registration statements that we file. Under the terms of the Stockholder Rights Agreement, we will pay the legal, accounting and other expenses relating to the registration of the shares. We have agreed to indemnify and hold harmless, among others, the selling stockholders and their respective affiliates and general and limited partners (and the directors, officers, affiliates and controlling persons of each of them) against specified liabilities that arise, under the Securities Act of 1933, common law or otherwise, in connection with the sale of shares registered in accordance with the terms of the Stockholder Rights Agreement, including the shares covered by this prospectus. Under the terms of the Stockholder Rights Agreement, the selling stockholders have severally agreed to indemnify us against specified liabilities that arise, under the Securities Act of 1933, common law or otherwise, in connection with a registration of our securities in which the selling stockholders participate.

     We were also party to a Management Advisory Agreement and a Transaction Advisory Agreement with TPG Partners, L.P. Both of these agreements were terminated upon completion of the merger. In fiscal 2003, TPG Partners, L.P. or its designee received fees of $0.2 million under the Management Advisory Agreement and was paid $9 million under the Transaction Advisory Agreement. For a description of these agreements, please see the information set forth under the caption “Certain Relationships and Related Transactions” in our Proxy Statement filed with the SEC on July 23, 2003 relating to our 2003 annual meeting of stockholders and incorporated by reference into our Annual Report on Form 10-K for the year ended April 27, 2003, which is incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

     The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We will not receive any proceeds from this offering. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell shares by one or more of, or a combination of, the following methods:

•	directly by the selling stockholders to one or more purchasers;

•	through underwriters, broker-dealers or agents;

•	in one or more transactions at fixed prices (which may be changed), at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices;

•	in option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus;

•	in hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders; or

•	in the following additional transactions (which may involve crosses or block transactions):

o	on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the shares may be listed or quoted at the time of sale;

o	in the over-the-counter market;

o	in transactions otherwise than on such exchanges or services or in over-the-counter market;

o	through the writing of options, whether the options are listed on an option exchange or otherwise; or

o	through the settlement of short sales.

     In addition, sales not covered by this prospectus may also be made by the selling stockholders pursuant to Rule 144 or another applicable exemption under the Securities Act of 1933.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other agents. In connection with such transactions, broker-dealers or other agents may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge or grant a security interest in shares, and, upon a default in the performance of the secured obligation, such pledgee or secured party may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers, underwriters or agents may receive commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares for whom they may act as agents.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers, underwriters or agents who execute sales for the selling stockholders may be deemed to be “underwriters”

within the meaning of the Securities Act of 1933 in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer, underwriter or agent may be deemed to be underwriting discounts and commissions. We know of no existing arrangements between any selling stockholder and any other selling stockholder, underwriter, broker-dealer or other agent relating to the sale or distribution of the shares. No underwriter, broker-dealer or agent has been engaged by us in connection with the distribution of the shares.

     To comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The selling stockholders and any other person participating in a distribution of the shares covered by this prospectus will be subject to the applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Regulation M of the Securities Exchange Act of 1934 may limit the timing of purchases and sales of shares by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to our common stock for a period of up to five business days before the distribution. The selling stockholders have acknowledged that they understand their obligations to comply, and have agreed to comply, with the provisions of the Securities Exchange Act of 1934 and the rules thereunder, particularly Regulation M.

     We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act of 1933.

     At the time a particular offer of the shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any broker-dealers or agents and any commissions and other terms constituting compensation from the selling stockholders and any other required information.

     We have agreed to indemnify and hold harmless, among others, the selling stockholders and their respective affiliates and general and limited partners (and the directors, officers, affiliates and controlling persons of each of them) against specified liabilities that arise, under the Securities Act of 1933, common law or otherwise, in connection with the sale of shares registered in accordance with the terms of the Stockholder Rights Agreement, including the shares covered by this prospectus. Under the terms of the Stockholder Rights Agreement, the selling stockholders have severally agreed to indemnify us against specified liabilities that arise, under the Securities Act of 1933, common law or otherwise, in connection with a registration of our securities in which the selling stockholders participate.

LEGAL MATTERS

     The validity of the shares of common stock offered pursuant to this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California and Washington, DC.

EXPERTS

     The combined financial statements of SKF at May 1, 2002 and May 2, 2001 and for each of the two years in the period ended May 1, 2002, have been incorporated by reference in this prospectus in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, and upon the authority of said firm as experts in accounting and auditing.

     Our consolidated financial statements as of April 27, 2003 and for the year then ended and our consolidated financial statements of pre-merger Del Monte Foods Company as of June 30, 2002 and 2001 and for each of the years in the three-year period ended June 30, 2002, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     We file reports (including annual reports which contain audited financial statements), proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at “http://www.sec.gov”.

     This prospectus is part of a registration statement we have filed with the SEC. The registration statement that contains this prospectus, and the exhibits to the registration statement, contain additional information about us and the shares that may be offered under this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to “incorporate by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document filed separately with the SEC. These documents contain important information about us and our financial condition. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede the information included or incorporated in this prospectus.

     We incorporate by reference the documents, and portions of documents, listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed.

•	Our Annual Report on Form 10-K for the fiscal year ended April 27, 2003 filed with the SEC on July 22, 2003.

•	The following pages and captioned text of our Annual Report on Form 10-K for the fiscal year ended June 30, 2002 filed with the SEC on September 30, 2002: pages 46-76, “Report of Independent Auditors;” “Del Monte Foods Company and Subsidiaries Consolidated Balance Sheets;” “Del Monte Foods Company and Subsidiaries Consolidated Statements of Income;” “Del Monte Foods Company and Subsidiaries Consolidated Statements of Stockholders’ Equity (Deficit) and Comprehensive Income;” “Del Monte Foods Company and Subsidiaries Consolidated Statements of Cash Flows;” and “Del Monte Foods Company and Subsidiaries Notes to Consolidated Financial Statements, June 30, 2002.”

•	The following pages and captioned text of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the SEC on November 14, 2002: pages 1-10, “Del Monte Foods Company and Subsidiaries Consolidated Balance Sheets;” “Del Monte Foods Company and Subsidiaries Consolidated Statement of Income;” “Del Monte Foods Company

and Subsidiaries Consolidated Statements of Cash Flows;” and “Del Monte Foods Company and Subsidiaries Notes to Consolidated Financial Statements, September 30, 2002.”

•	The following pages and captioned text of our Proxy Statement filed with the SEC on July 23, 2003 relating to our 2003 annual meeting of stockholders and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended April 27, 2003: pages 5-6, “Nominees for Election for a Three-Year Term Expiring at the 2006 Annual Meeting,” “Nominees for Election for a Three-Year Term Expiring at the 2004 Annual Meeting,” and “Nominees for Election for a Three-Year Term Expiring at the 2005 Annual Meeting;” pages 10-11, “Compensation Committee Interlocks and Insider Participation” and “Compensation of Directors;” pages 20-21, “Compensation of Executive Officers;” pages 22-27 “Employment and other Arrangements;” pages 28-30, “Certain Relationships and Related Transactions;” pages 31-34, “Report of the Compensation Committee on Executive Compensation;” and page 36, “Performance Measurement Comparison.”

•	The description of our common stock contained in Item 1 of our registration statement on Form 8-A (No. 001-14335) filed with the SEC on July 23, 1998, including any amendments or reports filed for the purpose of updating the description.

•	Our Current Report on Form 8-K dated August 8, 2003 reporting information in Item 5 thereof.

     You may request a free copy of the above filings and any future filings by writing or telephoning us at the following address:

Attn.: Corporate Secretary
Del Monte Foods Company
One Market @ The Landmark
P.O. Box 193575
San Francisco, CA 94119-3575
(415) 247-3382

     Also, you may access the above filings and any future filings at “http://www.delmonte.com.” Information on our website is not incorporated into this prospectus and is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.        Other Expenses of Issuance and Distribution

     The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commission. The selling stockholders are not required to pay any portion of the expenses set forth below. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$17,802
Printing expenses	$21,000
Legal fees and expenses	$50,000
Accounting fees and expenses	$15,000
Miscellaneous	$6,198

Total	$100,000

Item 15.        Indemnification of Officers and Directors

     Del Monte Foods Company (“Del Monte”) is incorporated under the laws of the State of Delaware. Del Monte’s Amended and Restated Certificate of Incorporation generally provides that Del Monte will indemnify each of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”) and may indemnify certain other persons as authorized by the DGCL. Section 145 of DGCL authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

     Section 102(b)(7) of the DGCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director’s personal liability to the corporation and its stockholders for monetary damages arising out of certain breaches of their fiduciary duty. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article X of Del Monte’s Amended and Restated Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of Del Monte or, while a director or officer of Del Monte, is or was serving at Del Monte’s request as a director, officer, employee or agent of another entity, shall be indemnified and held harmless by Del Monte to the fullest extent authorized by the DGCL, as the same exists or may be amended. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Article X of Del Monte’s Amended and Restated Certificate of Incorporation also provides for the elimination of a director’s liability to Del Monte and its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to Del Monte or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     All of Del Monte’s directors and officers will be covered by insurance policies maintained by Del Monte against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

Item 16.        Exhibits

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation of Del Monte Foods Company (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form S-4/A No. 333-98827, filed November 19, 2002 (the “2002 Form S-4”)).

4.2	Amended and Restated Bylaws of Del Monte Foods Company (incorporated by reference to Exhibit 3.2 to the 2002 Form S-4).

4.3	Specimen Certificate for Del Monte Foods Company Common Stock (incorporated herein by reference to Exhibit 4.1 to Amendment No. 5 to the Registration Statement on Form S-1/A No. 333-48235, filed July 28, 1998).

4.4	Stockholder Rights Agreement, dated June 12, 2002, by and among TPG Partners, L.P., TPG Parallel I, L.P. and Del Monte Foods Company (incorporated by reference to Exhibit 4.7 to the 2002 Form S-4).

+5.1	Opinion of Gibson, Dunn & Crutcher LLP.

+23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

+23.2	Consent of KPMG LLP.

+23.3	Consent of PricewaterhouseCoopers LLP.

+24.1	Power of Attorney (see signature page hereto).

+	Filed herewith.

Item 17.        Undertakings

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, as of September 8, 2003.

DEL MONTE FOODS COMPANY

By:	/s/ Richard G. Wolford

Richard G. Wolford Chairman of the Board, President and Chief Executive Officer; Director

POWER OF ATTORNEY

     Each person whose signature appears below on this registration statement hereby constitutes and appoints James Potter and David L. Meyers, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this registration statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Richard G. Wolford Richard G. Wolford	Chairman of the Board, President and Chief Executive Officer; Director (Principal Executive Officer)	September 8, 2003

/s/ David L. Meyers David L. Meyers	Executive Vice President, Administration and Chief Financial Officer (Principal Financial Officer)	September 8, 2003

/s/ Richard L. French Richard L. French	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 8, 2003

/s/ Samuel H. Armacost Samuel H. Armacost	Director	September 8, 2003

/s/ Timothy G. Bruer Timothy G. Bruer	Director	September 8, 2003

/s/ Mary R. Henderson Mary R. Henderson	Director	September 8, 2003

/s/ Gerald E. Johnston Gerald E. Johnston	Director	September 8, 2003

/s/ Terence D. Martin Terence D. Martin	Director	September 8, 2003

/s/ Joe L. Morgan Joe L. Morgan	Director	September 8, 2003

/s/ William S. Price William S. Price	Director	September 8, 2003

/s/ David R. Williams David R. Williams	Director	September 8, 2003